As filed with the Securities and Exchange Commission on February
7, 2001

	Registration No. _______
---------------------------------------------------------------

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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FLORIDA ROCK INDUSTRIES, INC.

	FLORIDA		59-0573002
	(State or other jurisdiction	(I.R.S. Employer
	of incorporation or organization)	Identification No.)

	155 East 21st Street
	Jacksonville, Florida 	32206
	(Address of principal executive offices)   (Zip code)
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FLORIDA ROCK INDUSTRIES, INC.
1980 EMPLOYEE STOCK PURCHASE PLAN AS REVISED FEBRUARY 7, 2001
(Full title of the plan)
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John D. Milton, Jr.
Executive Vice President and Chief Financial Officer
155 East 21st Street
Jacksonville, Florida 32206
(Name and address of agent for service)
904-355-1781
(Telephone number, including area code,
of agent for service)

---------------------------------------------------------------

Copies to:
Lewis S. Lee
McGuireWoods, LLP
Bank of America Tower
50 N. Laura Street, Suite 3300
Jacksonville, Florida 32202
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CALCULATION OF REGISTRATION FEE

Title of	  Amount to be  Proposed 	Proposed    	Amount
Securities  registered	maximum	Aggregate   	of
to be 	aggregate	offering    	registration
registered    	offering 	price (1)	fee
	price per
          	unit (1)

Common 	500,000 (3)	$39.675(1)	19,837,500(1)	$4,959.38(1)
Stock (2)
($.10 par value)

	1.	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported on the New
York Stock Exchange Composite Transactions List on February 2,
2001.

	2.	This registration statement also applies to preferred
share purchase rights which are attached to and trade with each share of common stock.

	3.	This registration statement shall also cover any
additional shares of common stock, par value $0.10 per share, which become issuable under the Plan by reason of a stock split, stock dividend, recapitalization or any other similar transaction.


PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

	As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this amended registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

	Florida Rock Industries, Inc. (the "Registrant") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission:

		(a)	Annual Report on Form 10-K for the year ended
September 30, 2000; and

		(b)	The description of the Registrant's common stock
contained in: (i) Articles VII and XIII of the Registrant's
Articles of Incorporation, previously filed as an exhibit to Form 10-Q for the quarter ended December 31, 1986; (ii) Article
III of the Registrant's Restated Articles of Incorporation, previously filed as an exhibit to Form 10-K for the year ended
September 30, 1993; and (iii) Articles XIV and XV of the
Registrant's Restated Articles of Incorporation, previously filed as an appendix to the Registrant's proxy statement dated
December 15, 1994.

	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

	Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	Description of Securities.

	Not applicable.

Item 5.	Interests of Named Experts and Counsel.

	Not applicable.

Item 6.	Indemnification of Directors and Officers.

	Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

	The Registrant's Restated Articles of Incorporation and Bylaws provide for indemnification of its officers and directors, in their capacity as such, in accordance with the laws of the State of Florida.

	Article XI of the Registrant's Articles of
Incorporation provides as follows:

	1.	The corporation shall indemnify and hold harmless
each person, his heirs, executors and administrators, who shall serve at any time as a director or officer of the corporation or, at its request, of any other corporation, partnership, joint venture, trust, or other enterprise, from and against any and all claims and liabilities to which such person shall have become subject by reason of his being or having heretofore or hereafter been a director or officer of the corporation, or of any other such corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by such person as such director or officer, such indemnification to be in accordance with the laws of the State of Florida as now in existence or as hereafter amended.

	2.	The corporation shall have the power to purchase
and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

	3.	The corporation, its directors, officers,
employees and agents shall be fully protected in taking any action or making any payment under this Article X or refusing to do so, in reliance upon the advice of counsel.

	4.	If any part of this Article XI shall be found in
any proceeding to be invalid or ineffective, the remaining provisions shall not be affected.

	Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, may be permitted by the foregoing, or otherwise, the Registrant understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

	The Registrant maintains officers' and directors' indemnity insurance covering claims made against an officer or director for reason of actual or asserted wrongful act (meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted).

Item 7.	Exemption from Registration Claimed.

	Not applicable.

Item 8.	Exhibits.

	Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that have heretofore been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration
Statement:

		(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

		(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

	Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form
S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

	(2)	That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 7th day of February, 2001.

						FLORIDA ROCK INDUSTRIES, INC.
	(Registrant)


	/s/ John D. Baker, II
	John D. Baker, II
	President and Chief Executive
	Officer

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of February, 2001.

Signature	Title	Date

/s/ Edward L. Baker      	Director	February 7, 2001
Edward L. Baker


/s/ John D. Baker, II    	Director, President February 7, 2001
John D. Baker, II	and Chief Executive
	Officer
	(Principal Executive Officer)


/s/ Thompson S. Baker, II 	Director	February 7, 2001
Thompson S. Baker, II


/s/ Alvin R. Carpenter    	Director	February 7, 2001
Alvin R. Carpenter
/s/ Charles H. Denny, III  	Director	February 7, 2001
Charles H. Denny, III


/s/ Luke E. Fichthorn, III 	Director	February 7, 2001
Luke E. Fichthorn, III


/s/ Francis X. Knott       	Director	February 7, 2001
Francis X. Knott


/s/ Radford D. Lovett      	Director	February 7, 2001
Radford D. Lovett


/s/ John D. Milton, Jr.    	Executive Vice	February 7, 2001
John D. Milton, Jr.	President and
	Chief Financial Officer
						(Principal Financial Officer)

/s/ Wallace A. Patzke      	Vice President-   February 7, 2001
Wallace A. Patzke	Administration and
	Chief Accounting Officer
						(Principal Accounting Officer)


/s/ C. J. Shepherdson      	Director          February 7, 2001
C.J. Shepherdson


/s/ G. Kennedy Thompson    	Director          February 7, 2001
G. Kennedy Thompson


	Pursuant to the requirements of the Securities Act of 1933, the Employee Stock Purchase Plan Committee, which is the Florida Rock Industries, Inc. Compensation Committee, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on February 7, 2001.

	Florida Rock Industries, Inc.
		Employee Stock Purchase
		Plan Committee


		/s/ Luke E. Fichthorn, III
		Name:  Luke E. Fichthorn, III
Title:	Chairman



EXHIBIT INDEX

4.1(a)	Restated Articles of Incorporation (incorporated by
reference to Exhibit 3(a) to Registrant's Form 10-Q for the quarter ended December 31, 1986).

4.1(b)	Amendment to Restated Articles of Incorporation
(incorporated by reference to Registrant's Form 10-K for the fiscal year ended September 30, 1993).

4.1(c)	Amendments to Restated Articles of Incorporation
(incorporated by reference to an appendix to Registrant's Proxy
Statement dated December 15, 1994).

4.1(d)	Amendment to the Articles of Incorporation
(incorporated by reference to Exhibit 4 to the Registrant's Form
8-K dated May 5, 1998).

4.1(e)	Amendment to the Articles of Incorporation
(incorporated by reference to Exhibit 4 to the Registrant's Form
8-K dated May 5, 1999).

4.2(a)	Restated Bylaws (incorporated by reference to Exhibit
3(ii)(a) to Registrant's Form 10-K for the year ended September
30, 1993).

4.2(b)	Amendment to Restated Bylaws (incorporated by
reference to Exhibit 3(ii)(b) to Registrant's Form 10-K for the year ended September 30, 1994).

4.2(c)	Amendment to Restated Bylaws (incorporated by
reference to an exhibit to Registrant's Form 10-Q for the quarter ended March 31, 1998).

4.3	Rights Agreements, dated as of May 5, 1999 between the
Registrant and First Union National Bank (incorporated by reference to Exhibit 4 to the Registrant's Form 8-K dated May 5,
1999).

5	Opinion of Counsel.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Counsel (included in Exhibit 5).

99.1	Florida Rock Industries, Inc. 1980 Employee Stock Purchase
Plan as revised February 7, 2001.



EXHIBIT 5 - OPINION OF COUNSEL

McGuireWoods, LLP
Bank of America Tower
50 N. Laura Street, Suite 3300
Jacksonville, Florida  32202

February 7, 2001


Florida Rock Industries, Inc.
155 East 21st St.
Jacksonville, FL 32206

Florida Rock Industries, Inc. 1980 Employee Stock Purchase Plan as Revised February 7, 2001 - Registration Statement on Form S-8

Ladies and Gentlemen:

	We are counsel to Florida Rock Industries, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 500,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share, pursuant to the Florida Rock Industries, Inc. 1980
Employee Stock Purchase Plan as Revised February 7, 2001 (the
"Plan").

	In rendering this opinion, we have examined: (a) the Registration Statement; (b) the Company's prospectus, dated February 7, 2001; (c) a copy of the Company's bylaws; and (d) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the shares pursuant to the Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examinations.

	Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares upon issuance and delivery thereof as contemplated by the Plan, will be legally issued, fully paid and nonassessable.

	We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

	The opinions rendered herein are limited to the law of the State of Florida and the Federal law of the United States.

	This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

	We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

	In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

	Very truly yours,

	MCGUIREWOODS, LLP




EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Florida Rock Industries, Inc. on Form S-8 of our reports dated December 8, 2000, and appearing in and incorporated by reference in the Annual Report on Form 10-K of Florida Rock Industries, Inc. for the year ended September 30, 2000.

/s/DELOITTE & TOUCHE LLP


Jacksonville, Florida
February 7, 2001


EXHIBIT 99.1

FLORIDA ROCK INDUSTRIES, INC.
1980 EMPLOYEE STOCK PURCHASE PLAN
(Revised February 7, 2001)


	As of August 6, 1980, Florida Rock Industries, Inc. (hereinafter "FRI") and its Participating Subsidiaries (as defined below) (hereinafter collectively the "Company") do
hereby adopt this 1980 Employee Stock Purchase Plan (hereinafter the "Plan") upon the following terms and conditions as revised April 1, 1991, January 1, 1997 and February 7, 2001:
1.	PURPOSE
	The purposes of this Plan are to encourage employees of FRI and Participating Subsidiaries to become shareholders in the Company, to stimulate interest on their part in the affairs of the Company, to afford them an opportunity to share in the
profits and growth of the Company, to promote systematic savings by them, and to assist the Company in attracting and retaining capable personnel. The Board of Directors believes that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. Participation in the Plan is voluntary, and the Company makes no recommendations to employees as to whether they should or should not participate. Each employee must decide for himself or herself whether it is in that employee's best interest to
purchase shares of FRI's Common Stock (hereinafter "Common
Stock" or "Stock") under the Plan.
	The Plan does not impose any restrictions on the shares of Common Stock purchased under the Plan; however, sales or purchases by officers, directors, or 10 percent shareholders may be limited by Section 16(b) of the Securities Exchange Act of
1934.
2.	ADMINISTRATION
	The Plan shall be administered by a committee appointed by FRI's Board of Directors from time to time. Such Committee shall be known as the Employee Stock Purchase Plan Committee (hereinafter the "Committee"). The Committee shall consist of not less than three members. The Board of Directors may at any time remove any member of the Committee with or without cause, and may fill any vacancy in the Committee however occurring.
The Committee shall select one of its members as its Chairperson and shall hold meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.  Any decision or determination
reduced to writing and signed by a majority of the members shall be fully as effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business and for the carrying out of the Plan as it shall deem appropriate. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive on all persons having any interest thereunder.
3.	ELIGIBILITY
	All regular full-time employees (a person who is expected to work a minimum of 1,000 hours during a 12-month period) and non-employee directors of FRI, or any of its Participating Subsidiaries, who have attained the age of majority, as determined by the law of the State of residence of the employee or director, are eligible to participate in the Plan; provided however, that the eligibility of any employee represented by a labor organization shall be determined exclusively by the terms of any bargaining agreement negotiated between the Company and the labor organization representing such employee.
	A Participating Subsidiary means any corporation, partnership, limited liability company or other entity in which
FRI owns directly or indirectly fifty (50%) percent or more of the voting securities and which has been approved to participate in the Plan by the Committee.
	No employee shall be eligible to participate, and this Plan shall not be available, if the offering of shares to, or the purchase of shares by, the employee would be in violation of law.
4.	PARTICIPATION
	An eligible person may enter the Plan by filling out, signing and delivering to FRI's Human Resources Department an enrollment Authorization (hereinafter the "Authorization") on a form provided by FRI stating the amount to be deducted regularly from his or her pay, authorizing the purchase of the Stock, specifying the exact name in which his or her account is to be established, and providing such other information as may be required.
	Shares purchased under the Plan will be held in an account only in the name of the participant or, if his or her
Authorization so specifies, in the name of the participant and another person jointly with the right of survivorship. A participant's deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect unless he or she files a new Authorization or withdraws from the Plan.
5.	PAYROLL DEDUCTIONS
	Deductions will be made each pay period of each month and only in whole dollar amounts. Deductions may not be less than, nor more than, the following amounts per pay period:

			MINIMUM	MAXIMUM
	Weekly paid employees		$5.00	$69.00
	Semi-monthly paid employees	11.00	150.00
	Monthly paid employees	22.00	300.00
	Non-employee directors	22.00	Unlimited
	The payroll deduction may be revised or terminated at any time by the participant's written request on a required form submitted to FRI's Human Resources Department; provided, however, that a participant may not re-commence payroll
deductions until a period of six months after the date the participant terminated his or her deductions, nor may a participant make more than two (2) revisions of a payroll
deduction Authorization in any twelve (12) month period. Commencement of deductions and revision or termination of deductions will become effective as soon as administratively practicable after a participant's written request is received by the Company. Generally, Authorizations must be submitted at least ten (10) days prior to a payroll date in order for
deductions to commence on that payroll date.
	Interest will not be paid or accrued on deductions.
6.	CONTRIBUTION BY COMPANY
	FRI in the case of its employees and non-employee directors and the Participating Subsidiary in the case of its employees will contribute an amount equal to twenty percent (20%), except in the case of non-employee directors the percent will be twenty-five (25%), of the participant's actual payroll deduction. In addition, the Company or the Participating Subsidiary, as applicable, will pay the brokerage commissions on purchases of the Common Stock made from amounts deducted from the pay of participants and from amounts contributed by the
Company or the Participating Subsidiary.
	However, commissions, transfer fees and any other costs in connection with the reinvestment of dividends, the sale, purchase, transfer or any other securities transaction other than the initial purchase of the Common Stock will be paid by the participant.
	Commissions under the Plan will be computed in accordance with the Broker's rates in effect at the time of the transaction.
	The Company will also pay the Broker's administrative charges, if any, for maintaining participants' accounts.
7.	BROKER FOR THE PLAN
	The Company has designated Salomon Smith Barney, Inc. (hereinafter the "Broker" or "Salomon"), with its principal office located at 388 Greenwich Street, 18th Floor, New York, New York 10013, a member of the New York Stock Exchange, as Broker to open and maintain an account in the name of each participant and to make purchases of shares of the Common Stock on the New
York Stock Exchange for the accounts of the participants and perform certain administrative, custodial, brokerage and other services in connection with the Plan.
	Upon ninety (90) days prior written notice, the Company shall have the right to terminate Salomon's, or any successor Broker's, services as Broker under the Plan. Upon ninety (90)
days prior written notice, Salomon, or any successor Broker, shall have the right to terminate its services as Broker under the Plan.
	The Committee may select a successor Broker and make such arrangements with the Broker, or any successor Broker selected by the Committee, as it deems appropriate in furtherance of the
Plan.
8.	PURCHASE OF COMPANY SHARES
	Promptly after the end of each month in which payroll deductions were made, each Participating Subsidiary will transfer funds in the total amount of employee deductions and its contribution to FRI.  FRI will then transfer funds in the total dollar amount of employee deductions and employer contribution for both FRI and the Participating Subsidiaries, along with a listing of each participant and amount, to the
Broker.  The Broker will purchase shares of the Common Stock on the New York Stock Exchange (or such other exchange on which the shares may be listed or in such other markets as the Stock may be traded) from time to time each month, crediting the participant's accounts with the number of shares and fractional shares purchasable within the combined remittance of the participant and the Company. The average cost of shares purchased during the month will be used to determine the number of shares allocable to each participant.  Certificates
representing shares so purchased shall be issued in the name of the Broker or its nominee and will remain so registered until delivery is requested by the participant.
	The participant's account will be credited with cash dividends paid in respect of the full shares and any fractional interest in shares held in the account. Cash dividends will be reinvested in Common Stock following receipt thereof by the
Broker unless the participant has previously instructed the
Broker to the contrary.  Regular brokerage commissions payable on purchases made with reinvested dividends will be payable by the participant and deducted from the amount of dividend at the time such reinvestment is made.
	Stock dividends or stock splits in respect of shares held in the participant's account will be credited to the account without charge.
	Distributions to holder of Common Stock in the form of other securities and rights to subscribe for additional shares will be sold and the proceeds will be handled in the same manner as a cash dividend.
9.	OWNERSHIP OF COMPANY SHARES
	At the time of purchase of the Common Stock by the Broker, each participant for whose account funds were received will acquire full ownership immediately of all shares and of any fractional interest in shares purchases for such participant's account.
10.	TRANSFER OF SHARES TO PARTICIPANTS
	Upon the participant's written request, whole shares shall be issued to him or her without affecting continued
participation in the Plan.  The participant will pay any
Broker's charges for delivery of certificate(s).
11.	WITHDRAWAL
	A participant may withdraw from the Plan in whole, but not in part, at any time by filing a withdrawal notice on a form provided by the Company at least twenty (20) days prior to the month for which the withdrawal is to be effective. In addition, a participant shall be deemed to have withdrawn upon the
occurrence of any of the following:  (i) termination for any reason of the employment of the participant with the Company or any subsidiary, (ii) death of the participant; or (iii)
termination of the Plan by the Company. Upon withdrawal, a participant may continue his or her account with the Broker or, at the participant's election, all full shares in the account of the participant will be transferred and a certificate evidencing such shares will be issued to him; fractional shares will be sold and the proceeds paid in cash.
12.	RIGHTS NOT TRANSFERRABLE
A participant's privilege to purchase Common Stock under
the Plan can be exercised only by the participant acting on his or her own behalf. Stock cannot be purchased by participant for someone else. Participants in the Plan may not sell, transfer, pledge or assign to any other person any interest or right under the Plan or in any funds credited to his account. Should any such assignment or transfer be attempted by participant, it
shall constitute and be treated as a withdrawal from the Plan.
In such event, the participant may not re-enter the Plan for a period of five (5) years and the Company will observe the provisions of Section 11 hereof governing withdrawal, except as otherwise may be required by law.
13.	SUSPENSION OF DEDUCTIONS FOR EXCUSED ABSENCES
	If a participant is granted a leave of absence, or if his or her absence from service is excused on account of illness, disability or entering the Armed Forces, his or her participation in the Plan shall be suspended, to be reactivated upon the participant's return to work.
14.	AMENDMENT OR TERMINATION OF PLAN
	The Board of Directors of FRI can amend or terminate the Plan at any time; provided, however, that no amendment or modification shall operate to divest the participant of any shares purchased for his or her account, or of any deductions remitted by the participant.
15.	INDEMNIFICATION
	To the extent permitted by law, the Company will indemnify each member of the Board, each officer of the Company, each Committee member, and other employees of the Company involved in the administration of the Plan against all costs, expenses and liabilities, including attorneys' fees, incurred in connection with any action, suit or proceeding instituted against them alleging any act of omission or commission performed by them in discharging their duties with respect to the Plan, provided that in so acting he was acting in good faith while performing such duties. This indemnification is applicable only to the costs, expenses and liabilities that are not covered under insurance as may be now or hereafter provided by the Company.
16.	REPORTS TO PARTICIPANTS
	A participant will receive a confirmation from the Broker each time a share or fractional share interest is bought or sold showing the transaction and the cumulative balance of shares in the account.
	The Broker will deliver to each participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its stockholders. The full shares of Stock in each participant's account will be voted in accordance with the participant's signed proxy instructions duly delivered to the Broker. There will be no charge to the participant for the Broker's retention of Stock certificates, or in connection with notices, proxies or other such material.
17.	GENERAL PROVISIONS
	The Plan is intended to encourage employee Stock ownership in the Company. The Board of Directors hopes the participants will retain Stock purchased under the Plan for investment. A participant may, however, sell Stock purchased under the Plan at any time. The Company will not buy back from a participant Stock which he or she has purchased under the Plan, and the participant assumes the risk of any market fluctuations in the price of such Stock.
18.	REGULATORY AUTHORITIES
	The Plan will not become effective until the shares under the Plan are registered with the Securities and Exchange Commission, and any other required registrations and regulatory approvals are obtained.



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